Exhibit 15.2

Audit Committee Charter

1. Purpose. The purpose of the audit committee (the “committee”) of Infosys Limited (the “Company”) is to assist the Board with oversight of : (i) the integrity of the Company's financial statements: (ii) review and monitoring of the Company's independent registered auditors' and their qualifications and independence: (iii) the performance of the Company's internal audit function and independent registered auditors: (iv) the deployment of policies and assessing adequacy of outcomes: and (v) compliance with legal and regulatory requirements, with a view to ensure accurate, timely and proper disclosures, and transparency, integrity and quality of financial reporting.

The primary role of the committee is to oversee :(i) the financial reporting and disclosure process; (ii) compliance with the Company ‘s Code of Business Conduct and Ethics; (iii) qualification and independence of the External and Internal Audit team; and (iv) adequacy and reliability of the internal control systems, especially those relating to the reporting of the Company’s financials.

To fulfill this obligation, the committee relies on: the Company’s management (“Management”) for the preparation and accuracy of the Company's financial statements; both Management and the Company's internal audit department for establishing effective internal controls and procedures to ensure the Company's compliance with accounting standards, financial reporting procedures and applicable laws and regulations; and the Company's independent auditors for an unbiased, diligent audit or review, as applicable, of the Company's financial statements and adequacy and the effectiveness of the Company's internal control systems.

The role, responsibilities and powers of the audit committee shall include matters set out in this charter and such other items as may be prescribed by applicable law including (i) the Listed Company Manual of the New York Stock Exchange (the “NYSE”) (ii) the rules of the Securities and Exchange Commission (iii) the Indian Companies Act, 2013 (“Act”) and rules framed thereunder (“Rules”) and (iv) the equity listing agreement entered into between Infosys and the Indian stock exchanges on which its equity shares are listed (“Listing Agreement”) or by the Board in compliance with applicable law from time to time.

The members of the committee are not employees of the Company and are not responsible for conducting the audit or performing other accounting procedures.

2.	Responsibilities. The committee shall have the following authority and responsibilities:
	2.1	Make recommendations to the Board for appointment, retention, termination, remuneration/compensation, and terms of appointment of an independent registered public accounting firm to act as the Company’s independent auditor. The committee shall oversee the work of the independent registered auditor (including resolving disagreements between Management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.
	2.2	Review and discuss with the Company's independent auditors (1) all critical accounting policies and practices; (2) all alternative treatments of financial information within International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") that have been discussed with Management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors; and (3) other material written communications between the auditors and Management.
	2.3	Provide an open avenue of communication between the independent auditor, internal auditor and the Board.
	2.4	Evaluate and monitor and discuss with the Management, the qualifications, performance and independence of the independent auditor and effectiveness of the audit process and confirm the objectivity of the internal auditor.
	2.5	Review, approve/ pre-approve or subsequently modify all related party transactions in the Company.
	2.6	If permitted under applicable laws, pre-approve investments by the Company’s directors, officers, employees and trainees that will lead to acquiring or holding a controlling stake in another company in accordance with the Company’s Code of Conduct and Ethics.
	2.7	Review with the independent auditor on the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of all audit resources.
	2.8	Evaluate internal financial controls and risk management systems, including by way of review of the following with the independent auditor, the internal auditor and the Management:
• The adequacy and effectiveness of internal controls, including any significant deficiencies or material weaknesses in the design or operation of, and any material changes in, the Company's internal controls and any special audit steps adopted in light of any material control deficiencies, and any fraud involving Management or other employees with a significant role in such internal controls; and
• Related findings and recommendations of the independent auditor and internal auditor, together with the Management's responses.
2.9

Consider and pre-approve all audit and permitted non-auditing services to be provided by the independent auditor to the Company (including approval of payment of fees for all such audit and non-audit services), and establish policies and procedures for the committee's pre-approval of permitted services by the Company's independent auditors on an on-going basis. For the purpose of this clause, “non-audit services” shall mean any professional services provided to the Company by the independent auditor, other than those provided to the Company in connection with an audit or a review of the financial statements of the Company and includes (but is not limited to):

• Bookkeeping or other services related to the accounting records or financial statements of the Company;
• Financial information system design and implementation;
• Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;
• Actuarial services;
• Internal audit outsourcing services;
• Management functions or human resources;
• Broker or dealer, investment advisor, or investment banking services;
• Legal services and expert services unrelated to the audit; and
• Any other service that the Board determines impermissible.
2.10

Review the financial statements of the Company, prepared in accordance with Indian Generally Accepted Accounting Principles, prescribed by the Act and Rules and guidelines issued by the Securities and Exchange Board of India (SEBI) and also the financial statements of the Company, prepared in compliance with IFRS, including the annual audited financial statements (including the related notes) and quarterly audited / unaudited financial statements, including the form of audit opinion/report to be issued by the auditors on the financial statements and the Company's disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations”, prior to filing the Company's Annual Report on Form 20-F and quarterly results on Form 6-K, respectively, with the SEC and publishing the Indian Annual Report, and discuss the same with the Management (prior to submission to the Board for approval, with particular reference to items specified in the listing agreement), the independent auditor and the internal auditor. Recommend to the Board that the audited financial statements and “Management's Discussion and Analysis of Financial Condition and Results of Operations” be included on Form 20-F and the Indian Annual Report.

The committee shall additionally review: (i) management discussions and analysis of financial condition and results of operations; (ii) statement of significant related party transactions, submitted by the management; (iii) management letters/letters of internal control weakness issued by the independent auditor; (iv) internal audit reports relating to internal control weakness; and (v) the appointment, removal and terms of remuneration of the chief internal auditor as required by the Listing Agreement.

	2.11	The committee shall review the annual financial statements and the auditor’s report thereon before submission to the Board for approval, with particular reference to: (i) matters required to be included in the Directors Responsibility Statement to be included in the Board’s report in terms of clause (c) of sub-section 3 of section 134 of the Companies Act, 2013; (ii) changes , if any, in accounting policies and practices and reasons for the same; (iii) major accounting entries involving estimates based on exercise of judgment by Management; (iv) significant adjustments made in the financial statements arising out of audit findings; (v) compliance with listing and other legal requirements relating to financial statements; (vi) disclosure of any related party transactions; and (vii) qualifications in the draft audit report.
	2.12	Direct the Company's independent auditor to review before filing with the SEC, the Company's interim financial statements included in quarterly reports on Form 6-K, using professional standards and procedures for conducting such reviews.
	2.13	Conduct a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to the Management by the independent auditor or the internal auditor.
	2.14	Review before release, all earnings press releases, including the type of information to be included and its presentation, and review and discuss with Management and the independent auditors corporate policies with respect to earnings press releases (with particular attention to any use of “pro forma” or “adjusted” information that is not prepared in accordance with applicable accounting standards), as well as corporate policies with respect to financial information and earnings guidance provided to the public, analysts and ratings agencies, including the type of information to be disclosed and type of presentation to be made.
	2.15	Oversee compliance with the requirements of the SEC and the Securities and Exchange Board of India (SEBI), the Indian Companies Act, 2013 and the Listing Agreement, as the case may be including for disclosure of auditors' services and audit committee members, member qualifications and activities.
	2.16	Review and discuss with the independent auditor, the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Code of Conduct and Ethics adopted for the Company’s service providers, and Management's monitoring of compliance with the Company's Code of Conduct and Ethics, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and similar applicable anti-corruption legislations in other jurisdictions, and compliance with export control laws.
	2.17	Review and discuss with the Board, the quarterly reports provided by the Compliance Officer.
	2.18	Review, in conjunction with Management and the independent auditor, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies. Review, in conjunction with the counsel, any legal matters that could have a significant impact on the Company's financial statements or the Company’s compliance procedures.
	2.19	Review the Company's compliance with employee benefit plans.
	2.20	Oversee and review the Company's policies regarding Information Technology and Management Information Systems.
2.21

If necessary, institute special investigations into any matter provided in this Charter or referred to it by the Board, with full access to the internal auditors, chairperson of the Board, Management and the independent auditor, as well as all books, records, facilities and personnel of the Company.

The committee shall also review findings of internal investigations by the internal auditor into matters of suspected fraud/irregularity or failure of internal controls of a material nature and report to the Board.

	2.22	As appropriate, engage independent counsel or other advisors as it deems necessary or appropriate to carry out its duties. The committee shall set the compensation, and oversee the work of, any independent counsel or other advisors retained by it. The Company will provide appropriate funding, as determined by the committee, to pay the independent auditor, any other registered public accounting firm and any independent counsel and any other outside advisors hired by the committee and any administrative expenses of the committee that are necessary or appropriate in carrying out its activities.
	2.23	Review its own charter, structure, processes and membership requirements.
	2.24	Review and assess its own performance on an annual basis.
	2.25	Establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees, of concerns regarding questionable accounting or auditing matters.
	2.26	Consider and review the following with the Management, internal auditor and the independent auditor:
• Significant findings during the year, including the status of previous audit recommendations;
• Any major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles;
• Effect of regulatory and accounting initiatives and off-balance sheet structures on the Company's financial statements;
• Any difficulties encountered during audit work including any restrictions on the scope of activities or access to required information, and Management’s response;
• Any significant disagreements between management and the independent auditor; and
• Any changes required in the planned scope of the internal audit plan.
	2.27	Set hiring policies with regard to employees and former employees of the independent auditor and oversee compliance with such policies.
	2.28	Review the adequacy of and approve the overall purpose, scope, organizational structure, responsibilities, resources (including staffing and seniority of the official heading the department), activities, reporting structure coverage of the internal audit function. Discuss with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit function. Review and discuss with the management the performance and effectiveness and frequency of audit of the internal audit function.
	2.29	Report periodically to the Board on significant results of the foregoing activities.
	2.30	Monitoring of and review with the management of end use of funds raised through issuances (public issue, rights issue, preferential issue etc) and related matters, and making appropriate recommendations to the Board.
	2.31	Scrutinise inter-corporate loans and investments.
	2.32	Carry out valuation of undertakings or assets of the Company, wherever it is necessary.
	2.33	Look in to reasons for substantial defaults in payment to the depositors, debenture holders, shareholders (in case of non-payment of declared dividend) and creditors.
	2.34	Review the functioning of the Whistle Blower mechanism.
	2.35	Approve the appointment of the Chief Financial Officer (i.e., the whole-time Finance Director or any other person heading the finance function or discharging that function) after assessing the qualifications, experience and background, etc. of the candidate.
	2.36	To seek information from any employee.
3.	Composition. The committee shall consist solely of “independent” directors (as defined in (i) the Listed Company Manual of the New York Stock Exchange (the “NYSE”) and (ii) the rules of the Securities and Exchange Commission) of the Company as determined by the Board and shall comprise a minimum of three directors. Further: (i) not less than two thirds of the members of the committee shall be independent directors (as defined under Clause 49 of the listing agreement); and (ii) not less than half the members of the committee shall be independent directors (as defined under the Companies Act, 2013). The Chairperson of the committee shall be independent director. Each member of the committee will be able to read and understand fundamental financial statements and otherwise comply with the financial literacy requirements of the NYSE and the listing agreement entered into between the Company and the Indian stock exchange (the “Listing Agreement”). They should be diligent, knowledgeable, dedicated, interested in the job and willing to devote a substantial amount of time and energy to the responsibilities of the committee, in addition to Board responsibilities. At least one of the members must be an “audit committee financial expert” as determined by the Board in accordance with Item 407(d)(5)(ii) of Regulation S-K. At least one of the members must have accounting or related financial management expertise. The members of the committee shall be elected by the Board, based on recommendations from the nominating and corporate governance committee of the Board, and shall continue until their successors are duly elected. The duties and responsibilities of a member are in addition to those applicable to a member of the Board. In recognition of the time burden associated with the service and with a view to bring in fresh insight, the committee may consider limiting the term of the audit committee service, by automatic rotation or by other means. In addition, no member of the committee shall simultaneously serve on the audit committees of more than 2 other public companies listed in the US, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the committee. One of the members shall be elected as the chairperson, either by the entire Board or by the members themselves, by majority vote. The chairman of the committee shall be present at annual general meetings to answer shareholder queries. The Company Secretary shall act as the secretary to the committee.
4.	Relationship with independent and internal auditors and responsibilities in connection thereof.
4.1

The committee has the ultimate authority and responsibility to select, evaluate and recommend to the Board for appointment, retention, replacement, remuneration/compensation, and terms of appointment of the independent auditors of the Company . All possible measures must be taken by the committee to ensure the objectivity and independence of the independent auditor. These include:

• Reviewing the independent auditors’ proposed audit scope, approach and timing before commencement of audit.
Overseeing and, at least annually, evaluating the work of the independent auditor or any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, which evaluation shall include a review and evaluation of the lead partner of the independent auditor. The committee shall review, in consultation with the independent auditor, the annual audit plan and scope of audit activities and monitor such plan’s progress
• Annually obtaining and reviewing a report by the independent auditor that describes (i) the independent auditor’s internal quality control procedures, and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding any independent audit performed by the independent auditor, and any steps taken to deal with any such issues.
• Reviewing and discussing with the independent auditor the written independence disclosures required by the applicable requirements of the Public Company Accounting Oversight Board or other regulatory body.
• Overseeing the rotation of the independent auditor’s lead audit and concurring partners and the rotation of other audit partners, with applicable time-out periods, in accordance with applicable law.
• Actively engaging in dialog with the auditors with respect to any disclosed relationships or services that may impact their objectivity and independence and / or recommend that the entire Board take appropriate action to ensure their independence.
• Encouraging the independent auditors to have open and frank discussions on their judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting. This covers issues such as the clarity of the Company's financial disclosures, and degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, and other significant decisions made by the Management in preparing the financial disclosure and audited by them.
• Carrying out the attest function in conformity with IFRS to perform an interim financial review as required under applicable accounting standards and also discuss with the committee or its chairman, and an appropriate representative of Financial Management and Accounting, in person or by telephone conference call, accounting and financial matters prior to the Company's filing of its Form 6-K (and preferably prior to any public announcement of financial results), including significant adjustments, management judgment and accounting estimates, significant new accounting policies, and disagreements with Management.
• Reviewing reports submitted to the audit committee by the independent auditor in accordance with the applicable SEC requirements.
• Receiving and, if appropriate, responding to attorneys’ reports of evidence of material violations of securities laws and breaches of fiduciary duty and similar violations of foreign, U.S., state or local law. The committee shall establish procedures for the confidential receipt, retention and consideration of any attorney report.
	4.2	The internal auditors of the Company are in the best position to evaluate and report on the adequacy and effectiveness of internal controls. Keeping in view the need for the internal auditors' independence from the Management to remain objective, a formal mechanism should be created to facilitate confidential exchanges between the internal auditors and the committee, regardless of irregularities or problems. The work carried out by each of these auditors needs to be assessed and reviewed with the independent auditors and appropriate recommendations made to the Board.
5.	Disclosure requirements.
	5.1	The committee charter should be published on the Company’s website.
	5.2	The committee shall disclose in the Company's Annual Report on Form 20-F whether or not, with respect to the concerned fiscal year:
• The Management has reviewed the audited financial statements with the committee, including a discussion of the quality of the accounting principles as applied, and significant judgments affecting the Company's financial statements.
• The independent auditors have discussed with the committee their judgments of the quality of those principles as applied and judgments referred to above under the circumstances.
• The members of the committee have discussed among themselves, without the Management or the independent auditors being present, the information disclosed to the committee as described above.
• The committee, in reliance on the review and discussions conducted with the Management and the independent auditors pursuant to the requirements above, believes that the Company's financial statements are fairly presented in conformity with IFRS in all material respects.
• The committee has satisfied its responsibilities in compliance with its charter.
	5.3	The committee shall secure compliance that the CEO has affirmed to the NYSE on the following matters, as required in terms of the relevant NYSE rules:
• The CEO is not aware of any violation by the Company of NYSE corporate governance listing standards.
• The CEO has promptly notified the NYSE in writing after any senior officer of the Company becomes aware of any non-compliance with any applicable provisions of Section 303A of the NYSE Listed Company Manual.
• The annual submission to the NYSE of an executed Written Affirmation and interim Written Affirmations as and when required by the interim Written Affirmation form specified by the NYSE.
	5.4	The committee shall report to shareholders as required by applicable law.
6.	Meetings and reports.
	6.1	The committee shall meet at least four times a year and not more than four months shall elapse between two meetings.
	6.2	The committee will meet separately with the CEO and the CFO of the Company at such times as are appropriate to review the financial affairs of the Company. The audit committee will meet separately with the independent auditors and the head of the internal audit department of the Company in separate executive sessions, at such times as it deems appropriate (but not less than quarterly) to fulfill the responsibilities of the audit committee under this charter. Each regularly scheduled meeting of the committee will conclude with an executive session of the committee without the members of Management.
	6.3	The committee may invite to its meetings any director, officer or employee of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities, including non-management directors who are not members of the committee.
	6.4	In addition to preparing the report in the Company's proxy statement in accordance with the rules and regulations of the SEC, the committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the committee's charter.
	6.5	The committee shall report regularly to the Board with respect to the committee’s activities, including any significant issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance of the internal audit function or the performance and independence of the Company’s independent auditor, as applicable, and shall make recommendations to the Board as appropriate.
	6.6	The committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice and voting requirements as are applicable to the Board. The quorum for any meeting of the committee shall either be two members or one third of the members of the committee whichever is greater, but there should be a minimum of two independent directors present.
7.	Delegation of authority. The committee may delegate to one or more designated members of the committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full audit committee at its scheduled meetings.